EXHIBIT 99.1


COACH INDUSTRIES GROUP APPOINTS CHIEF FINANCIAL OFFICER
Wednesday June 2, 2:18 pm ET

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--June 2, 2004--Coach Industries Group, Inc. (OTCBB:CIGI - News; "Coach") a holding company focused on the luxury automotive and limousine manufacturing industry, announced today the appointment of Susan Weisman as Chief Financial Officer of the Corporation effective June 1, 2004.

Susan Weisman, most recently held a position at the accounting and consulting firm of KramerWeisman and Associates, LLP, assisting the firm with client SEC filings and management of various other financial functions since September 2003. Ms. Weisman held several senior level financial positions at various public companies, including BankAtlantic Bancorp, Inc., a NYSE company, between 1990 and 2000, including Acting Chief Financial Officer from October 1998 through May 2000. Ms. Weisman spent four years with the firm of KPMG LLP between 1986 and 1990.


"Susan has exhibited extraordinary leadership in her career and will bring focused financing and accounting discipline to our organization, as well as partnering with me as we set our course for responsible organizational stewardship and growth," said Francis O'Donnell CEO of Coach. "Susan's past experience as a chief financial officer, overseeing a complex financial organization will bring immediate, relevant value to the Company and our Shareholders. We feel very fortunate to add Susan to our management team."


About Coach Industries Group, Inc.

Coach Industries Group, Inc. is a holding company focused on the luxury automotive and limousine manufacturing industry. Its two wholly-owned subsidiaries, Springfield Coach Industries Corporation, Inc. ("Springfield") (http://www.limoland.com) and Commercial Transportation Manufacturing Corporation ("CTMC") (http://www.uscoach.com), are among the largest and most respected limousine manufacturing companies in the United States.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.


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Contact:

     For Coach Industries Group, Inc., Coral Springs, Fla.
     Investor Contact:
     The Del Mar Consulting Group, Inc.
     Robert B. Prag, 858/794-9500
     bprag@delmarconsulting.com